Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports First Quarter Earnings

BLACKSBURG, Va., April 18, 2019 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the first quarter of 2019. The Company reported net income of $4.44 million, or $0.65 per common share, for the quarter ended March 31, 2019. National Bankshares, Inc. ended the first quarter of 2019 with total assets of $1.26 billion.

First Quarter 2019 Highlights

●	Net income increased $1.15 million from $3.29 million for the quarter ended March 31, 2018 to $4.44 million for the quarter ended March 31, 2019.

●	Earnings per share increased $0.18 from $0.47 for the quarter ended March 31, 2018 to $0.65 for the quarter ended March 31, 2019.

●	Return on average assets increased to 1.34% for the quarter ended March 31, 2019, from 1.32% for the quarter ended March 31, 2018.

●	Return on average equity increased to 8.92% for the quarter ended March 31, 2019, from 8.85% for the quarter ended March 31, 2018.

●	Net loans increased $59.74 million or 9.17% from March 31, 2018 to $711.01 million as of March 31, 2019.

●	The Company repurchased 452,400 common shares during the quarter for almost $18 million.

F. Brad Denardo, President and CEO, commented, “Our Company continued to perform well in the first quarter of 2019. By focusing on the fundamentals of quality customer service and sound lending, we were able to deliver another period of steady growth, increased profits and an improving return on our stockholders’ investment. We are thankful for the customers, communities and shareholders who continue to believe in our brand of independent community banking.”

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and certain financial measures presented on a fully taxable-equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21% for the periods after January 1, 2018 and 35% for the periods prior to January 1, 2018. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measure prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2019	March 31, 2018	December 31, 2018
Assets
Cash and due from banks	$15,332	$10,598	$12,882
Interest-bearing deposits	53,381	76,571	43,491
Securities available for sale, at fair value	404,645	337,211	425,010
Securities held to maturity	---	122,905	---
Restricted stock	1,220	1,221	1,220
Total securities	405,865	461,337	426,230
Mortgage loans held for sale	602	---	72
Loans:
Loans, net of unearned income and deferred fees and costs	718,371	658,663	709,799
Less: allowance for loan losses	(7,360)	(7,391)	(7,390)
Loans, net	711,011	651,272	702,409
Premises and equipment, net	8,830	8,120	8,646
Operating lease right of use asset	2,190	---	---
Accrued interest receivable	5,401	5,360	5,160
Other real estate owned, net	2,025	2,741	2,052
Intangible assets and goodwill	5,848	5,886	5,848
Bank-owned life insurance	34,876	33,984	34,657
Other assets	12,642	14,659	14,585
Total assets	$1,258,003	$1,270,528	$1,256,032

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$199,449	$190,746	$195,441
Interest-bearing demand deposits	608,227	628,540	616,527
Savings deposits	142,675	142,019	138,175
Time deposits	109,854	111,635	101,799
Total deposits	1,060,205	1,072,940	1,051,942
Accrued interest payable	140	55	89
Operating lease liability	2,192	---	---
Other liabilities	14,238	11,996	13,763
Total liabilities	1,076,775	1,084,991	1,065,794

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,505,574 shares at March 31, 2019 and 6,957,974 shares at March 31, 2018 and December 31, 2018	8,132	8,698	8,698
Retained earnings	180,637	189,189	193,625
Accumulated other comprehensive loss, net	(7,541)	(12,350)	(12,085)
Total stockholders' equity	181,228	185,537	190,238
Total liabilities and stockholders' equity	$1,258,003	$1,270,528	$1,256,032

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	March 31, 2019	March 31, 2018
Interest Income
Interest and fees on loans	$8,269	$7,532
Interest on interest-bearing deposits	259	172
Interest on securities - taxable	1,683	1,608
Interest on securities - nontaxable	927	1,172
Total interest income	11,138	10,484
Interest Expense
Interest on time deposits	297	121
Interest on other deposits	1,496	960
Total interest expense	1,793	1,081
Net interest income	9,345	9,403
Provision for (recovery of) loan losses	200	(472)
Net interest income after provision for loan losses	9,145	9,875
Noninterest Income
Service charges on deposit accounts	590	670
Other service charges and fees	52	33
Credit card fees	309	344
Trust income	397	402
Bank-owned life insurance	219	228
Other income	910	346
Realized securities gain, net	12	---
Total noninterest income	2,489	2,023
Noninterest Expense
Salaries and employee benefits	3,821	3,694
Occupancy, furniture and fixtures	465	472
Data processing and ATM	751	733
FDIC assessment	85	91
Intangibles and goodwill amortization	---	12
Net cost of other real estate owned	25	85
Franchise taxes	314	331
Write-down of insurance receivable	---	1,724
Other operating expenses	1,004	1,022
Total noninterest expense	6,465	8,164
Income before income tax expense	5,169	3,734
Income tax expense	726	438
Net Income	$4,443	$3,296
Basic net income per share	$0.65	$0.47
Fully diluted net income per share	$0.65	$0.47
Weighted average number of common shares outstanding
Basic and diluted	6,839,733	6,957,974
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$27.86	$26.67

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2019	March 31, 2018
Net income	$4,443	$3,296

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of $1,209 in 2019 and ($706) in 2018	4,553	(2,655)
Reclassification adjustment for gain included in net income, net of tax of ($3) for the period ended March 31, 2019	(9)	---
Other comprehensive income (loss), net of tax	$4,544	$(2,655)
Total Comprehensive Income	$8,987	$641

Key Ratios and Other Data

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2019	March 31, 2018
Average Balances
Cash and due from banks	$11,243	$11,246
Interest-bearing deposits	44,264	45,740
Securities available for sale	416,750	333,163
Securities held to maturity	---	125,045
Restricted stock	1,220	1,201
Mortgage loans held for sale	153	233
Gross Loans	710,738	665,466
Loans, net	702,716	656,930
Intangible assets	5,848	5,893
Total assets	1,249,052	1,246,071
Total deposits	1,046,003	1,048,929
Other borrowings	---	---
Stockholders' equity	187,429	185,147
Interest-earning assets	1,177,911	1,177,009
Interest-bearing liabilities	854,614	868,118

Financial Ratios
Return on average assets (1)	1.34%	1.32%
Return on average equity (1)	8.92%	8.85%
Net interest margin	3.34%	3.38%
Net interest income-fully taxable equivalent	$9,712	$9,808
Efficiency ratio (2)	55.43%	54.44%
Average equity to average assets	15.01%	14.86%

Allowance for Loan Losses
Beginning balance	$7,390	$7,925
Provision for losses	200	(472)
Charge-offs	(328)	(139)
Recoveries	98	77
Ending balance	$7,360	$7,391

(1)

Return on average assets and return on average equity are calculated by annualizing net income to date. For 2018, the annualization factor was not applied to the recovery of loan losses and the insurance write-off.

(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.

Asset Quality Data

(Unaudited)

($ in thousands)	March 31, 2019	March 31, 2018
Nonperforming Assets
Nonaccrual loans	$294	$6
Nonaccrual restructured loans	3,440	2,758
Total nonperforming loans	3,734	2,764
Other real estate owned	$2,025	$2,741
Total nonperforming assets	$5,759	$5,505
Accruing restructured loans	1,995	7,890
Loans 90 days or more past due	$55	$52

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.80%	0.83%
Allowance for loans losses to total loans	1.02%	1.12%
Allowance for loan losses to nonperforming loans	197.11%	267.40%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.01%